                                                                    EXHIBIT 10.6

                        JOINT SOFTWARE LICENSE AGREEMENT

                  This Joint Software License Agreement, dated as of November 14, 2000 (this "Agreement"), is made by and between Dassault Systemes S.A., a societe anonyme organized under the laws of France and the owner of Purchaser ("Dassault Systemes") and/or certain affiliates of Dassault Systemes, and PlanetCAD Inc. (formerly known as Spatial Technology Inc.), a corporation organized under the laws of the State of Delaware ("PlanetCAD") (each a "Party," together, the "Parties").

                                   WITNESSETH:

                  WHEREAS, PlanetCAD, SPATIAL COMPONENTS, LLC and DASSAULT SYSTEMES CORP. entered into a certain Purchase Agreement, dated July 4, 2000 ("Purchase Agreement"), pursuant to which DASSAULT SYSTEMES CORP. acquired the Component Business (as defined in the Purchase Agreement) from PlanetCAD and SPATIAL COMPONENTS, LLC, including certain software; and

                  WHEREAS, in connection with the Purchase Agreement and as a condition to closing the transaction contemplated thereunder PlanetCAD has agreed to license to Dassault Systemes certain software, all in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the terms defined in this section shall have the following respective meanings. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

AFFILIATE(s) shall mean, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person.

CNDA shall mean the Confidential and Non-Disclosure Agreement among, inter alia, PlanetCAD and Dassault Systemes executed contemporaneously herewith.

CONTROL, with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; provided that neither PlanetCAD nor Dassault Systemes shall be deemed to be controlled by any other Person or under common control with any Person that is not one of their respective subsidiaries.

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DERIVATIVE WORK(s), means, related to Software, a work which is based upon in whole or in part of such Software, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, or any other form in which such Software may be recast, transformed, or adapted, or which, if prepared without authorization of the owner of the copyright or other intellectual property right in such Software, would constitute a copyright infringement or other violation of the intellectual property rights. A Derivative Work shall also include, without limitation, compilations or link-edits, improvements, bug fixes, corrections, look and feel changes, upgrades, updates and new version that incorporate such Software in whole or in part.

EFFECTIVE DATE means November 14, 2000.

INTELLECTUAL PROPERTY shall mean (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including without limitation, any patent disclosures whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) Patents, (d) Trademarks, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, all moral rights of authors therein, and all rights therein provided by international treaties, conventions or common law, (f) Software, (g) Trade Secrets, and (h) all rights to sue and recover damages and obtain injunctive relief for past, present and future infringement, dilution, misappropriation, violation or breach thereof.

JOINT SOFTWARE shall mean the Software licensed and/or owned by PlanetCAD as set forth on Schedule A.

LICENSES shall mean the agreements listed on Schedule A pursuant to which PlanetCAD has acquired rights in the Joint Software.

OBJECT CODE shall mean computer-programming code, substantially or entirely in binary form, that is directly executable by a computer after suitable processing, but without the intervening steps of assembly, compilation or link-edit.

PERSON(s) shall mean any individual or legal entity, including without limitation, partnership, corporation, association, trust or unincorporated organization.

RUN-TIME shall designate all software materials and databases that are necessary to use any Software as well as this Software itself.

SOFTWARE shall mean any computer software program, including programming-code, on-line documentation, if any, user interface related thereto or associated therewith, to the extent that such user interface does exist, and related user and installation documentation other than on-line documentation associated with this computer software program.


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SOURCE CODE shall mean computer-programming code and related system documentation, comments and procedural code, that is not directly executable by a computer but which may be printed out or displayed in a form readable and understandable by a qualified programmer.

2.       PURPOSE

Subject to the terms and conditions herein, PlanetCAD agrees to license the Joint Software to Dassault Systemes and to limit its rights in and to such Software.

3.       OWNERSHIP RIGHTS AND LICENSES IN AND TO THE JOINT SOFTWARE

         3.1 Ownership and Licenses in and to the Joint Software. PlanetCAD owns and/or is the licensee of certain rights in and to the Joint Software, as described in more detail on Schedule A, attached hereto and incorporated herein by reference.

         3.2 Licenses to the Joint Software. As of the Effective Date and except as provided for in Section 9.19, PlanetCAD grants Dassault Systemes the following rights:

                  (i) A perpetual, worldwide, irrevocable, royalty-free, fully paid-up license to use, distribute and sell the Joint Software that: (i) was created by PlanetCAD,
                           (ii) is owned by PlanetCAD or (iii) was developed by a third party for PlanetCAD as a work made for hire under the copyright laws of the United States; and

                  (ii) A perpetual, worldwide, irrevocable, royalty-free, fully paid-up license to use, distribute and sell the Joint Software that is licensed to PlanetCAD pursuant to the Licenses.

         3.3      Derivative Works of the Joint Software.


                  3.3.1    Grant of License to Dassault Systemes

                  (i) As of the Effective Date and except as provided for in Section 9.19, PlanetCAD grants to Dassault Systemes a perpetual, worldwide, irrevocable, fully-paid, royalty-free license to make Derivative Works of the Source Code of the Joint Software.

                  (ii) At the end of each quarter, and for five (5) years from the Effective Date, or for a longer period if agreed to by the Parties, in the event that either Party has made any Derivative Work from the Joint Software, such Party shall deliver to the other Party one copy of the Source Code of such Derivative Work, in a sealed and dated envelope, in the form of a CD-ROM, or other appropriate media.

                  (iii) Such items shall be sent to Dassault Systemes or PlanetCAD, as applicable, by international registered mail to the following address:


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


                           In the case of PlanetCAD :              PlanetCAD Inc.
                                                                   2520 55th Street, Suite 200
                                                                   Boulder, Colorado 80301
                                                                   Attn. Office of the President

                           In the case of Dassault Systemes:       Spatial Corp.
                                                                   2425 Street, Suite 100
                                                                   Boulder, Colorado 80301
                                                                   Attn. Mike Payne

                           or may be delivered to either Party by e-mail transmission if agreed to in advance by the receiving Party.

                  (iv) Neither Party shall have an obligation to maintain or support all or part of the Derivative Works of the Joint Software made pursuant to this Section 3.3.

                  3.3.2 Ownership of Derivative Works. The Parties agree that all right, title and interest in and to all or part of the Derivative Works of the Joint Software made by either Party shall be owned exclusively by the Party that developed such Derivative Work. To the extent any assignment is necessary to evidence the intent of this Section 3.3.2 and that this assignment cannot be made at present, each Party agrees to assign to the other Party all of its right, title and interest in and to these Derivative Works, and any part thereof, and in and to all copyrights, patents and other proprietary rights they may have in such Derivative Works.

                  3.3.3 License Grant to Derivative Works. Effective upon delivery of each Derivative Work as contemplated by
                           Section 3.3.1(ii) and subject to the restrictions contained in this Agreement, the developing Party hereby grants to the other Party a perpetual, paid-up, royalty-free, worldwide, irrevocable, non-exclusive license to use, prepare, compile, install, execute, access, reproduce, distribute and sell such Derivative Works of the Joint Software.

         3.4      Exclusive License. The licenses set forth in Sections 3.2 and
                  3.3 are exclusive for the benefit of Dassault Systemes for all use of the Joint Software as component products (i.e., as toolkits designed to be embedded into other software products or services). For all other purposes, the licenses granted in Sections 3.2 and 3.3 are non-exclusive as to Dassault Systemes.

4.       RESTRICTIONS AND COVENANTS RELATING TO THE JOINT SOFTWARE

         4.1 Restrictions on PlanetCAD's Use of the Joint Software. PlanetCAD hereby covenants and agrees to the following restriction: As of the Effective Date, PlanetCAD will not, directly participate in, or direct the participation in, the development, marketing, distribution, licensing, supporting, sale or re-sale of the Joint Software as component products or component toolkits.

         4.2 Covenants of PlanetCAD relating to the Joint Software. As of the Effective Date, PlanetCAD covenants and agrees to use its best efforts to secure for Dassault Systemes licenses substantially similar to the Licenses set forth on Schedule A. It is understood that any license secured pursuant to this
                  Section 4.2 shall run directly from the third party licensor to Dassault Systemes.

         4.3 Effect of Competition by Dassault Systemes. The Parties hereby agree that in the event that Dassault Systemes develops that incorporate, use or are based upon the Joint Software and such product offerings directly compete with 3Dshare.com, then PlanetCAD may elect to terminate PlanetCAD's obligations of the Parties agreed to by PlanetCAD in Sections 3.3.1 (ii),
                  3.3.1 (iii), 3.3.3 and 5 hereof and the restrictions set forth in Section 4.1 shall automatically terminate. In such a case, and only as to the use of the Joint Software, PlanetCAD shall not be bound by the provisions of the non-competition clause provided for in the Purchase Agreement executed on July 4, 2000.

5.       MAINTENANCE AND SUPPORT

         5.1 Maintenance and Support for the Joint Software. Commencing on the Effective Date, the Parties shall provide each other with five years maintenance and support, free of charge, as described in the Maintenance and Support Services Schedule (attached hereto as Schedule B and incorporated herein by reference) as may be extended by mutual agreement of the Parties. Upon termination of the obligations set forth in this
                  Section 5.1 all obligations of the Parties contained in Sections 3.3.1 (ii), 3.3.1 (iii) and 3.3.3 shall terminate.

         5.2 Special Support Obligations of PlanetCAD. [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

6.       WARRANTIES AND DISCLAIMER OF WARRANTIES

         6.1 Mutual Representations. Each Party represents and warrants to the other Party that such Party:

                  (i) Has suitable agreements with its respective employees to meet the confidentiality obligations under this Agreement; and

                  (ii) Is under no obligation or restriction, and will not assume any obligation or restriction, that would prevent it from performing its obligations under this Agreement.


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         6.2      PlanetCAD Representations. PlanetCAD represents and warrants to Dassault Systemes that it owns and/or has valid licenses in all rights, title and interest in and to the Joint Software.

         6.3 DISCLAIMER OF WARRANTIES. THERE SHALL BE NO WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS STATED IN THIS SECTION 6, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, USE, OR REQUIREMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY INFORMATION OR MATERIALS FURNISHED BY EITHER PARTY TO THE OTHER ARE PROVIDED ON AN "AS IS" BASIS.

7.       LIMITATION OF LIABILITY AND INDEMNIFICATION

         7.1      LIMITATION OF LIABILITY.

                  7.1.1 WITH THE EXCEPTION OF CLAIMS FOR (i) PERSONAL INJURY OR DEATH, (ii) INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION, AS SET FORTH IN SECTION 7.4, AND
                           (iii) THE CONFIDENTIALITY PROVISIONS SET FORTH IN
                           SECTION 9.1: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY LOST PROFITS, LOST SAVINGS, LOST STAFF TIME OR OTHER ECONOMIC DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  7.1.2 [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

         7.2 Dassault Systemes Indemnification. Dassault Systemes shall indemnify and hold harmless PlanetCAD, and its officers, directors, employees, agents, representatives and shareholders from and against any claims, demands, suits, causes of action, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or related to any material breach of Dassault Systemes' representations, warranties and covenants set forth in this Agreement.

         7.3 PlanetCAD Indemnification. PlanetCAD shall indemnify and hold harmless Dassault Systemes, its affiliates, and their respective officers, directors, employees, agents, representatives and shareholders from and against any claims, demands, suits, causes of action, losses, damages, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or related to any material breach of PlanetCAD's representations, warranties and covenants set forth in this Agreement.

         7.4 Intellectual Property Infringement Indemnification. Each Party agrees to hold the other Party, its subsidiaries, distributors, assignees and Affiliates, and their respective officers, directors, employees, and shareholders (collectively, the "Indemnities") harmless from and against any claim of any nature, including, but not limited to, administrative, civil or criminal procedures, which is or may be made or raised against a Party's Indemnities by any third party that the use or distribution of the Software that is the subject of this Agreement and owned by the other Party, infringes or violates any third party's patent, copyright, trade secret or other intellectual property right in any country. Indemnification hereunder shall cover all damages, regardless of their nature, settlements, expenses and costs, including costs of investigation, court costs and attorneys' fees, and shall be for a period of seven (7) years from the Effective Date. The payment of any indemnification shall be contingent on:

                  (i) A Party giving prompt written notice to the other Party of any such claim or allegation;

                  (ii) Cooperation by the indemnified Party with the other Party in its defense against the claim; and

                  (iii) The indemnified Parties obtaining the other Party's prior written approval of any settlement, if any, by the indemnified Party of such matters, such approval not to be unreasonably withheld.

                  Notwithstanding the foregoing, neither Party shall have the obligation to indemnify the other for any claims of infringement based on any modification by the latest version of its Software, or from the combination of its Software with any other program, to the extent such claim would not have arisen without such combination or from use of the unmodified Software.

         7.5 Additional Remedies. If the operation, distribution or use of any Software that is the subject of this Agreement becomes, or is likely to become, the subject of a claim involving the infringement or other violation of any patent, copyright, trade secret, or other intellectual property rights of any third party, the Parties will jointly determine in good faith what appropriate steps can be agreed upon, with a view towards curing such infringement or other violation, at the Software owner's sole charge. Such steps may include, but are not limited to:

                  (i) The owner securing the right for the other Party to continue using the Joint Software, or

                  (ii) The owner replacing or modifying the Software so that it becomes non-infringing.

                  If no other option is reasonably available, the owner of the Software agrees to use its best efforts to withdraw, at its sole expense, the infringing Software from the market.

8.       TERM AND BREACH OF MATERIAL OBLIGATIONS

         8.1 Term. This Agreement shall come into force as of the Effective Date, and shall remain valid until the expiration of the last copyright or other protection available in any Software herein licensed unless terminated as provided in Section 8.2.

         8.2 Breach of Material Obligations. In the event a Party fails to perform any of its material obligations under this Agreement, the non-breaching Party has given written notice to the other Party of such failure to perform, and the breach is not cured within a sixty day period from receipt of the notice, the non-breaching Party may terminate any and all of its obligations to provide maintenance and support, as set forth in Section 5, to the breaching Party.

9.       MISCELLANEOUS

         9.1 Confidentiality. All communications and information disclosed by one Party to the other Party under this Agreement shall be subject to the terms and conditions of the CNDA. Notwithstanding anything to the contrary in the CNDA, all information relating to the Source Code of the Joint Software and Derivative Works thereof shall be deemed to be Confidential Information under the CNDA even though they are not marked confidential.

         9.2 Freedom of Action. Except as otherwise provided, nothing contained in this Agreement shall be construed to limit or impair any right of either Party to enter into similar agreements with other parties, or to develop, acquire, license or market, directly or indirectly, other products or services, competitive with those offered by the other Party.

         9.3 Additional Instruments. Notwithstanding termination of this Agreement, the Parties covenant and agree to execute and deliver any additional instruments or documents necessary to carry out the general intent of this Agreement, including without limitation patent assignments or any other assignments necessary to evidence the ownership of Intellectual Property contemplated hereby or any such additional instruments or documents, including such instruments as may be required by the laws of any jurisdiction, now or in effect or hereinafter enacted, that may affect a Party's rights, title or interest, as applicable, in and to any of the software governed hereby.

         9.4 Irreparable Injury. Each Party acknowledges and agrees that each covenant in this Agreement pertaining to confidential information and ownership of intellectual property is reasonable and necessary to protect and preserve the rights of the other Party in its confidential information and intellectual property, and that any breach by such Party of the terms of this Agreement may result in irreparable injury to the other Party. Each Party, therefore, subject to a claim of laches, estoppel, acquiescence or other delay in seeking relief, consents and agrees that the other Party shall be entitled to seek and obtain a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of this Agreement and waives any requirement that the other Party post a bond in connection with seeking such injunctive relief.

         9.5 Relationship of the Parties. PlanetCAD and Dassault Systemes are independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party has the authority to act as agent for the other Party or to conduct business in the name of such other Party or make statements, warranties or representations that exceed or are inconsistent with the warranties provided hereunder.

         9.6 Notices. All notices required or permitted shall be given in writing, in the English language, and shall be deemed effectively delivered upon personal delivery or three days after deposit with a carrier by registered mail or other equivalent service, postage prepaid, return receipt requested, addressed as follows, or to such other address as either Party may designate to the other:

                  In the case of PlanetCAD:       PlanetCAD Inc.
                                                  2520 55th Street, Suite 200
                                                  Boulder, Colorado 80301
                                                  Attn. Office of the President

                  In the case of Dassault Systemes:

                                                  Dassault Systemes
                                                  9 Quai Marcel Dassault
                                                  92150 Suresnes
                                                  Attn. Thibault De Tersant
                                                  cc: Law Department

         9.7 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.8 Severability. If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

         9.9 Entire Agreement. This Agreement, together with the Schedules attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Dassault Systemes and PlanetCAD with respect to the subject matter hereof.

         9.10 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, duly authorized representatives of Dassault Systemes and PlanetCAD.

         9.11 Applicable Law, Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state (without regard to the conflicts of Law provisions thereof). This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. The parties hereto hereby (a) submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in the State of Delaware, The City of Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree, to the fullest extent permitted by applicable law, to waive, and not to assert by way of motion, defense, or otherwise, in any such Action, any claim that is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

         9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         9.14 No Waiver. The failure of either Party to enforce any provision of this Agreement shall not constitute a waiver of the right to subsequently enforce such provision, or any other provision of this Agreement.

         9.15 Force Majeure. Neither Party shall be held liable for any failure to perform any of its obligations under this Agreement for as long as, and to the extent that such failure is due to an event of force majeure. An event of force majeure shall include general strikes, lockouts, acts of God, acts of war, mobilization of troops, fire, extreme weather, flood, or other natural calamity, embargo, acts of governmental agency, government or any other laws or regulations.

         9.16 Expenses. Except as expressly provided for in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement, including without limitation travel and living expenses incurred by that Party's employees.

         9.17     Assignment; Subcontracting; Third Party Beneficiaries.

                  (a) This Agreement may be assigned or otherwise transferred by operation of law or otherwise without the express written consent of PlanetCAD and Dassault Systemes, but in such event the assigning Party shall give notice to the non-assigning Party and the non-assigning Party shall have the right to terminate its obligations under Sections 3.3 and 5 of this Agreement within the 30 day period following receipt of such notice.

                  (b) Either Party may assign or otherwise transfer all or part of this Agreement to any of its Affiliates; provided that no such assignment shall relieve a Party of any of its obligations under this Agreement. In the event there is a change of Control of an Affiliate which terminates its status as an Affiliate of the party to this Agreement, and this Agreement has been assigned to such an Affiliate, this Agreement shall be assigned back to the party within 6 months of the effective date of the change of Control.

                  (c) Except as provided in Section 5.2, either Party may subcontract services necessary to perform the obligations set forth in this Agreement provided that any and all such subcontractors shall have entered into agreements with the subcontracting Party sufficient to enable that Party to comply with all terms and conditions of this Agreement.

                  (d) This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns, subcontractor or transferee, and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any employee or former employee of either Party, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         9.18 Trademarks. Notwithstanding any other provisions of this Agreement, neither Party shall have the right under this Agreement to use the other Party's trademarks or trade names in connection with any product, service, promotion, public announcement, advertisement or other publication, without securing the prior written consent of such other Party.

         9.19 Third Party Licenses. Each party is relieved of its obligations, if any, to (i) deliver the Source Code of a product licensed hereunder or (ii) authorize the creation of Derivative Works from Source Code hereunder to the extent that fulfilling such obligations would cause such party to breach any third party license agreement entered into by such party after the Effective Date.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized officers or representatives.

In Paris, on November, 14 2000

For PlanetCAD Inc.                      For Dassault Systemes
Its: Chief Executive Officer            Its: Executive Vice President
Name: R. Bruce Morgan                   Name: Thibault de Tersant

Signature: /s/ R. Bruce Morgan          Signature: /s/ Thibault de Tersant